PURCHASE AGREEMENT

THIS AGREEMENT is made as of Oct. 27, 1999 (the "Effective Date") by and between ADAPTIVE BROADBAND CORPORATION ("Adaptive Broadband"), a Delaware corporation with a principal office at 1143 Borregas Avenue, Sunnyvale, CA 94089, and GLOBAL PACIFIC INTERNET __________ ("Buyer"), a California corporation with a principal office at 770 The City Drive South, Suite 3400, Orange, CA 92868.

Recital:

Adaptive Broadband is a developer, manufacturer and supplier of wireless telecommunications equipment. Buyer desires to provide wireless communications network services in Los Angeles and Orange Counties for independent internet service providers and to otherwise re-sell the Products (defined below) to those and other buyers within and for end-use in the United States. Adaptive Broadband and Buyer each desire for Adaptive Broadband to sell and Buyer to purchase such products for use in connection with those services and for re-sale to those buyers, all on the terms and conditions set forth in this Agreement.

Provisions:

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, the parties agree as follows:

1.  SCOPE OF AGREEMENT.

    a. Equipment. Buyer agrees to buy and Adaptive Broadband agrees to sell to Buyer the products described in and in accordance with Exhibit A attached to this Agreement ("Products") and the services described in Exhibit B attached to this Agreement ("Services") under the terms and conditions of this Agreement; provided, however, that after the first shipment of Products under this Agreement, Buyer's obligation to purchase additional Products is subject to the following:

      i. Buyer will install and perform tests on that first shipment of Products within 45 days after delivery to determine if they perform in accordance with Adaptive Broadband's published, specifications in all material respects. By that 45th day, Buyer will send written notice to Adaptive Broadband indicating whether those first Products performed in accordance with Adaptive Broadband's published specifications in all material respects and, if not, provide detailed information concerning the tests performed and results achieved.

      ii. If Buyer's notice indicates proper performance was achieved as described above or Buyer fails to give any notice within those 45 days, then its purchase, obligations vest on the sooner of the date of the notice or that 45th day.

      iii. If Buyer's notice indicates that proper performance was not achieved as described above, then Buyer will grant Adaptive Broadband access to its related facilities, equipment, personnel and test procedures and records and allow Adaptive Broadband the opportunity to repair, replace, or otherwise test those Products, with all expenses for Adaptive Broadband time, travel, and related repairs, replacements and tests being borne by Adaptive Broadband. If Buyer reasonably determines within 10 days following the initial 45 day period that those first Products still do not perform in accordance with Adaptive Broadband's published specifications in all material respects, then Buyer's purchase obligations beyond that first shipment are waived, null and void. However, if Buyer does not so reasonably determine Product non-performance within those additional 10 days, then its purchase obligations vest on that 45th day.

      iv. The date on which Buyer's purchase obligations vest as set forth above (if at all) is referred to as the "Satisfaction Date".

<INITIALS OF JACK TORTORICE APPEAR HERE>

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      v. Buyer and Adaptive Broadband will use commercially reasonable efforts to avoid any delays in the initial installation and testing of that first shipment of Products.

    b. Purchase Orders. Buyer may issue purchase orders for any Products or Services ("Purchase Orders") to Adaptive Broadband via mail or facsimile, in form and content acceptable to Adaptive Broadband. The terms and conditions of this Agreement will govern the relationship between the parties and each Purchase Order. Therefore, each Purchase Order will automatically be deemed to include all the terms and provisions of this Agreement, and any contractual terms and conditions contained in a Purchase Order or its reverse side will not apply and will be null and void, except to the extent that Adaptive Broadband expressly accepts such other or additional terms and conditions in writing with specific reference to the conflict or addition.

    c. Shipping Fairness. In the event that Adaptive Broadband runs into Product shortages or other circumstances where Product demand exceeds Adaptive Broadband's Product supply, it will keep Buyer informed and treat Buyer equitably with respect to the timing of shipments under Buyer purchase orders and Adaptive Broadband will negotiate with Buyer in good faith in connection with the satisfaction of those Adaptive Broadband obligations.

2.PRICING AND PAYMENT.

    a. Pricing. All prices are FOB Adaptive Broadband's relevant facility or its supplier's dock, as may be specified by Adaptive Broadband, and are valid for the term of this Agreement. The prices for Products and Services are set forth in Exhibit A and Exhibit B, respectively. Adaptive Broadband warrants that the prices charged to Buyer now and in the future are not, on a per-unit basis and concurrent time basis, less favorable than those currently and in the future extended to other customers for the same or similar purchases in similar quantities and on the same or similar terms.

    b. Payment. All payments by Buyer will be made to Adaptive Broadband pursuant to the payment terms and conditions set forth in Adaptive Broadband's Standard Terms and Conditions of Sale, attached to this Agreement as Exhibit C.

3. FORECASTING.

Each month, Buyer will provide Adaptive Broadband with (a) a rolling six month forecast of specific Product unit requirements for each of those six months, and (b) firm Purchase Orders covering its specific Product unit requirements for a rolling 120 days before desire shipment. In the event that Adaptive Broadband's scheduled shipment of certain Products ("Delayed Products") is delayed for any reason other than Buyer's breach of this Agreement, then Buyer may at its option suspend the shipment of other Products under previously accepted purchase orders which were otherwise scheduled for shipment after the Delayed Products, with that suspension being for a period up to the duration of the delay of Delayed Products.

4. GENERAL TERMS AND CONDITIONS.

Adaptive Broadband's Standard Terms and Conditions of Sale is attached to this Agreement as Exhibit C and is hereby incorporated by reference into this Agreement and made a part hereof.

5. TRAINING.

Training is offered by Adaptive Broadband to Buyer as and to the extent set forth in Exhibit D.

6. REPRESENTATIONS, WARRANTIES, AND COVENANTS.

    a. By Adaptive Broadband. Adaptive Broadband represents and warrants to Buyer and covenants that: (i) Adaptive Broadband has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. (ii) Adaptive Broadband shall not utilize, in any manner whatsoever the corporate names or any trademark or trade name or copyright rights belonging to Buyer in connection with any equipment or service without the prior written

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approval of Buyer.  This requirement of consent will survive the expiration or early termination of this Agreement. Adaptive Broadband will not contest the validity of any of Buyer's or other Product manufacturer's patents, trademarks, trade names or copyrights used in connection with Products. (iii) All governmental approvals, permits, and authorizations from all applicable parties which are necessary for the performance by Adaptive Broadband of its obligations under this Agreement, and in furtherance of its purposes set forth in the recitals above, will be timely obtained and maintained by Adaptive Broadband at its own expense. (iv) Adaptive Broadband is free to make this Agreement and the making hereof and/or performance hereunder by it or any of its officers, directors, employees, contractors, consultants, and agents will not violate the legal and/or equitable rights or interests of any third party.

    b. By Buyer. Buyer represents and warrants to Adaptive Broadband and covenants that: (i) Buyer has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. (ii) Buyer shall not utilize, in any manner whatsoever the corporate names or any trademark or trade name or copyright rights belonging to Adaptive Broadband or other Product manufacturers in connection with any equipment or service without the prior written approval of Adaptive Broadband or the relevant manufacturer. This requirement of consent will survive the expiration or early termination of this Agreement. Buyer will not contest the validity of any of Adaptive Broadband's or other Product manufacturer's patents, trademarks, trade names or copyrights used in connection with Products. (iii) All governmental approvals, permits, and authorizations from all applicable parties which are necessary for the performance by Buyer of its obligations under this Agreement, and in furtherance of its purposes set forth in the recitals above, will be timely obtained and maintained by Buyer at its own expense. (iv) Buyer is free to make this Agreement and the making hereof and/or performance hereunder by it or any of its officers, directors, employees, contractors, consultants, and agents will not violate the legal and/or equitable rights or interests of any third party.

    c. Notwithstanding the foregoing, either party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.


7.TERM AND TERMINATION.

    a. Term. This Agreement will be effective as of the Effective Date and will continue for the period ending the earlier of 48 months thereafter or 36 months after the Satisfaction Date (as defined in Exhibit A), subject to earlier termination in accordance with this Agreement.

    b. Termination. Adaptive Broadband and Buyer each may by written notice to the other terminate this Agreement:

      I. If a receiver is appointed for the other party or its property;

      ii. If the other party becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors;

      iii. If any proceedings are commenced by or for the other party under bankruptcy, insolvency, or debtor's relief law, and those proceedings will not be vacated or set aside or stayed within sixty (60) days from the date of the commencement thereof;

      iv. If the other party is sequestered by any government authority;

      v. If Buyer is liquidated, dissolved, or sells all or substantially all of its assets;

      vi.If Adaptive Broadband is not satisfied with the sales or promotional performance of Buyer.

      vii.If Buyer is not satisfied with the performance of Adaptive Broadband under this Agreement.

    c. Upon Expiration or Termination. Upon expiration or early termination of this Agreement for any reason, and notwithstanding that expiration or termination:

      I. All provisions of this Agreement will survive with respect to each Purchase Order accepted by Adaptive Broadband prior to the effective date of the expiration or termination until each party's obligations with respect to that Purchase Order is either satisfied or waived;

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      ii. Termination of this Agreement shall be without prejudice to the rights and remedies of the party which may have accrued to either party as at the date of expiration or termination.

      iii. Notwithstanding the expiration or early termination of this Agreement, Sections 7 and 8 and the provisions of Exhibit C ("Terms and Conditions") as they apply to any outstanding Purchase Orders shall remain in full force and effect and Adaptive Broadband shall still make available in accordance with the terms hereof Services to which Buyer is otherwise entitled in respect of Products supplied to Buyer prior to the date of termination.

      iv. Notwithstanding the expiration or early termination of this Agreement, the 5% additional payment provisions of Exhibit A and the prerequisites of those payment provisions will survive until Buyer's obligations under those provisions, if any exist immediately before that expiration or termination, are satisfied.

      v. Notwithstanding the expiration or early termination of this Agreement, the "Confidentiality" provision of Exhibit C will survive for a period of 5 years thereafter.

      vi.Buyer will within 30 days after expiration or termination return to Adaptive Broadband in (at Buyer's sole cost and expense) (or at Adaptive Broadband's request eradicate or destroy): all literature, manuals and materials supplied to it by Adaptive Broadband and which are in Buyer's possession but which are not needed by Buyer in connection with installed Product; all equipment provided to it by Adaptive Broadband and which Buyer did not purchase, in the condition in which it was sent by Adaptive Broadband; all tangible and intangible embodiments of Adaptive Broadband intellectual property, including software; and any other items which Adaptive Broadband may reasonably request.

8. MISCELLANEOUS

    a. Sole Agreement: Amendment: Waivers. This Agreement (together with its Exhibits and their attachments which are hereby incorporated into this Agreement by reference and made a part hereof) contains the entire understanding between Adaptive Broadband and Buyer with respect to its subject matter and supersedes all prior discussions, agreements and understandings between them with respect to that subject matter. All amendments hereto and all agreements between the parties supplemental to this Agreement must be in writing and signed by the parties hereto. The waiver by either party of a breach or violation of any provision of this Agreement must be in writing and will not operate or be construed as a waiver of any subsequent breach or violation.

    b. Independent Contractor. Each party acknowledges and agrees that this Agreement establishes an independent contractor relationship and each disclaims the existence of any employer/employee relationship or partnership or joint venture relationship between them. Neither party has authority to act for, represent, or bind the other and neither will take or fail to take any action inconsistent with this paragraph.

    c. Liability and Indemnification. The extent of Adaptive Broadband's liabilities to Buyer are solely and exclusively set forth in Exhibit C. Neither Adaptive Broadband nor Buyer will be liable under this Agreement for any consequential damage including loss of clientele, loss of business, loss of data, or loss of profits. Buyer will not be entitled to an indemnity for goodwill or other compensation upon termination of this Agreement at any time for any reason.

    d. Assignment. Neither party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each party may assign this Agreement upon notice to, but without consent of the other party, to an affiliate or successor in interest in the event of a merger, consolidation, or sale of all or substantially all of the Assignor's business, assets, or capital stock, or all or substantially all of the business or assets of the Product line; provided, however, that the assignee shall expressly assume the assignor's obligations under this Agreement, be subject to all of the terms and conditions of this Agreement, and have the financial and business strength to satisfy the assignor's obligations under this Agreement.

    e. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable or illegal, then it will be deemed removed from the other provisions of this Agreement which will remain in effect.

    f. Headings. Headings in this Agreement are included for convenience only and themselves have no force or effect.

    g. Property. Without limiting the other provisions of this Agreement, any ideas, concepts, inventions, know-how, data-processing and other techniques, software or documentation developed by Adaptive Broadband (alone or jointly with Buyer) in connection with any Products or Services will be the exclusive property of Adaptive Broadband.

    h. Publicity. Neither party shall issue any press release or make any public announcement relating to this Agreement or its subject matter without the prior written approval of the other, provided that either party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

     i . Governing Law and Related Matters. This Agreement and each purchase order accepted by Adaptive Broadband will be governed by and construed in accordance with the internal laws of the State of California, USA, including the U.C.C. as adopted by that State, but without reference to conflict of laws principles. The United Nations Convention on the International Sale of Goods will not apply to this Agreement. Buyer will observe and comply with all applicable governmental laws, rules and regulations. Buyer will promptly indemnify Adaptive Broadband for all damages, fines, and related expenses (including attorneys' fees) resulting from or arising out of Buyer's violation of any such law, rule or regulation or breach of this paragraph.
j.Notices. Except as otherwise provided in this Agreement, all notices, requests, and other communications under this Agreement will be in writing and sent by registered post or facsimile addressed to:

If to Adaptive Broadband, to:      If to Buyer to:

Adaptive Broadband Corporation     Jack Tortorice
1143 Borregas Avenue               Global Pacific Internet
Sunnyvale, CA 94089                770 City Drive South, Orange
Attn: Salvatore Benti              Attn: Steve Button
Fax: (408) 732-4244                Fax: (714) 937-6310


With a copy to:

Adaptive Broadband Corporation     __________N/A_______________
1143 Borregas Avenue               ____________________________
Sunnyvale, CA 94089                ____________________________
Attn: General Counsel              Attn: ______________________
Fax: (408) 732-4244                Fax:  ______________________

Any notice sent by fax shall be deemed to be delivered the next working day following confirmed transmission, and any notice sent by post shall be deemed to be delivered five working days following the date of posting. Either party may change the address under this section by giving the other party proper notice.

IN WITNESS WHEREOF, Adaptive Broadband and Buyer each executed and deliver this Agreement as of the date fast written above.

Buyer:        Adaptive Broadband Corporation:


Co Name: Global Pacific Internet

By: /s/ Jack Tortorice                        By: /s/ Salvadore S. Benti
        --------------                                ------------------
Name:   Jack Tortorice                        Name:   Salvadore S. Benti
Title:  CEO                                   Title:  Sr. V.P.
Date:   10/27/99                              Date:   Oct. 27, 1999


                        TABLE OF EXHIBITS
                        ------------------

Exhibit A - Products and Related Pricing
Exhibit B - Services and Related Pricing
Exhibit C - Adaptive Broadband's Standard Terms and Conditions of Sale Exhibit D - Training and Related Pricing